EXHIBIT 10.94

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Dated 31 August 2010

NUMONYX B.V.
as Chargor

and

DBS BANK LTD.
as Original Lender

GUARANTEE,
CHARGE AND DEPOSIT DOCUMENT

ALLEN & GLEDHILL LLP ONE MARINA BOULEVARD #28-00 SINGAPORE 018989

THE SCHEDULES

SCHEDULE	PAGE
SCHEDULE 1 Rights of Original Lender	30
SCHEDULE 2 Form of Notice of Charge and Assignment	31

EXHIBIT 10.94

THIS DEED is made on  31 August 2010  between:

(1)	Numonyx B.V., a company incorporated under the laws of The Netherlands, as chargor (the "Chargor"); and

(2)	DBS Bank Ltd. (the "Original Lender").

IT IS AGREED as follows:

WHEREAS:

(A)
By a US$250,000,000 facility agreement dated 24 August 2006 (the "Facility Agreement") made between (1) Hynix-ST Semiconductor Inc (the "Borrower"), as borrower, (2) DBS Bank Ltd., as arranger, (3) the Original Lender, as original lender, (4) DBS Bank Ltd. (the “Agent”), as agent and (5) DBS Bank Ltd., as security agent, the Original Lender has agreed to make available to the Borrower a term loan facility of US$250,000,000 (the “Facility”) upon the terms and subject to the conditions of the Facility Agreement.

(B)
As one of the conditions for the grant of the Facility, STMicroelectronics N.V. (“STMicroelectronics”) had entered into a Guarantee, Charge and Deposit Document dated 21 September 2006 (the “STMicroelectronics GCDD”) with the Original Lender.

(C)
Pursuant to a Master Agreement dated 8 February 2010 (the “Master Agreement”) made between the Chargor, STMicroelectronics and the Original Lender, the Chargor and the Original Lender have agreed to enter into this Deed.

(D)
The Chargor has (after giving due consideration to the terms and conditions of the Facility Agreement and satisfying itself that there are reasonable grounds for believing that the execution by it of this Deed will benefit it) decided in good faith and for the purposes of its business to enter into this Deed.

(E)	This Deed provides security for the Borrower’s obligations under the Facility Agreement.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions

Terms defined in the Facility Agreement have the same meaning in this Deed, except to the extent that the context requires otherwise and, in addition:

"Account" means the US Dollar denominated account number [***] in the name of the Chargor established and maintained with the Account Bank, and any sub-accounts of that account and any other bank account opened by the Chargor with the Account Bank in place of that account.

"Account Bank" means DBS Bank Ltd.

"Act" means the Conveyancing and Law of Property Act, Chapter 61 of Singapore.

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"Amended and Restated STMicroelectronics GCDD" means the amended and restated STMicroelectronics GCDD made or to be made between STMicroelectronics and the Original Lender pursuant to the Master Agreement.

"Charged Assets" means the assets from time to time subject, or expressed to be subject, to the Charges or any part of those assets.

"Charges" means all or any of the Security created or expressed to be created by or pursuant to this Deed.

"Currency of Account" means the currency in which the relevant indebtedness is denominated or, if different, is payable.

"DBS Instruction Letter" means the side letter dated 23 December 2009 made between STMicroelectronics and the Original Lender with reference to the STMicroelectronics GCDD.

"Default Notice" has the meaning ascribed to it in Clause 7.4 (Chargor’s Option).

"Delegate" means a delegate or sub-delegate appointed under Clause 8.2 (Delegation).

"Deposit" means each amount deposited or to be deposited by the Chargor in accordance with Clause 4.6 (Requirement to make deposits into the Account) or, as the case may be, the aggregate amount of the principal amount of all such deposits for the time being.

"Deposit Date" means, in relation to a Deposit, the date that it is made.

    "Deposit Period" means a period determined in accordance with paragraph (a) of Clause 4.7 (Interest).

"Deposit Rate" means, in relation to any Deposit for any particular time period for which such Deposit is placed, the rate per annum as agreed between the Chargor and the Account Bank at which interest is to accrue on such Deposit during such period.

"Guarantee" means the guarantee and indemnity in Clause 2 (Guarantee and indemnity).

"Guaranteed Liabilities" means all present and future moneys, debts and liabilities due, owing or incurred by the Borrower to the Original Lender under or in connection with the Facility Agreement and/or this Deed (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently and whether as principal, surety or otherwise).

“Interest Account” means the US Dollar denominated account number [***] in the name of the Chargor established and maintained with the Account Bank for the purpose of depositing interest payments on the Deposits.

“Interest Payment Date” means the last day of an Interest Period under the Facility Agreement.

“Liabilities” means:

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(a)
all present and future moneys, debts and liabilities (including the Guaranteed Liabilities) due, owing or incurred by the Borrower and/or the Chargor to the Original Lender under or in connection with the Facility Agreement and/or this Deed (in each case, whether alone or jointly, or jointly and severally, with any other person, whether actually or contingently and whether as principal, surety or otherwise); and

(b)
all amounts owing by STMicroelectronics to the Original Lender under Clause 7.4 (Chargor’s Option) of the STMicroelectronics GCDD or, as the case may be, the Amended and Restated STMicroelectronics GCDD, following the delivery of an Election Notice made by STMicroelectronics under that Clause.

"Material Adverse Effect" means a material adverse effect:

(a)	on the Borrower’s ability to continue to proceed with the Project;

(b)	on the ability of the Borrower to perform and comply with its respective obligations under any Finance Document;

(c)	on the ability of the Chargor to perform and comply with its respective obligations under this Deed;

(d)	that would cause the repudiation of the Borrower’s obligation under any Finance Documents to which it is a party;

(e)	that would cause the repudiation of the Chargor’s obligation under this Deed;

(f)	on the validity, legality, binding effect or enforceability of any Finance Document; or

(g)	on the validity, legality, binding effect or enforceability of this Deed,

provided however that paragraphs (a), (b), (d) and (f) above shall not apply if the Chargor is not (directly or indirectly) a shareholder of the Borrower.

"Party" means a party to this Deed and includes its successors in title, permitted assigns and permitted transferees.

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"STMicroelectronics Account" means the Account as defined in the STMicroelectronics GCDD or, as the case may be, the Amended and Restated STMicroelectronics GCDD.

“Winding-up” means winding-up, amalgamation, reconstruction, judicial management, dissolution, liquidation, merger or consolidation or any analogous procedure in any jurisdiction.

1.2	Construction

References construed in the Facility Agreement (including the construction of references to the Facility Agreement) have the same meaning and construction in this Deed, except to the extent that the context requires otherwise and, in addition:

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(a)
this "Deed", the “Facility Agreement” or any other agreement or instrument includes this Deed, the Facility Agreement or other agreement or instrument as from time to time amended, supplemented, novated, restated or replaced and any document which amends, supplements, novates, restates or replaces this Deed, the Facility Agreement or other agreement or instrument, provided however that any such amendment, supplement, novation, restatement or replacement has been previously approved by the Chargor in writing;

(b)
the “Borrower”, the "Chargor", the "Original Lender" or either "Party" shall be construed so as to include its successors in title, permitted assigns, personal representatives and permitted transferees; and

(c)
any "obligation" of any person under this Deed or any other agreement or document shall be construed as a reference to an obligation expressed to be assumed by or imposed on it under this Deed or, as the case may be, that other agreement or document (and "due", "owing", "payable" and "receivable" shall be similarly construed).

1.3	Headings and Clauses

The headings in this Deed are inserted for convenience only and shall be ignored in construing this Deed. Unless the context otherwise requires, words denoting the singular number only shall include the plural and vice versa. References to a statute shall be deemed to be references to that statute as from time to time amended or re-enacted. Save where otherwise indicated, references to "Clauses" and "Schedules" are to be construed as references to clauses of, and the schedules to, this Deed.

1.4	Acknowledgement of Chargor

The Chargor irrevocably and unconditionally acknowledges and confirms to the Original Lender (including all its branches), its officers, employees, agents and professional advisers, that in entering into this Deed and in otherwise complying with the provisions of this Deed and related documents, it has been and will continue to be, solely responsible for making its own independent appraisal and investigation of this Deed, the Finance Documents and matters (including Tax matters) contemplated by this Deed, the Finance Documents and related documents and all risks arising under or in connection with this Deed, the Finance Documents and related documents. Any third party referred to in this Clause 1.4 may enjoy the benefit of or enforce the terms of this Clause 1.4 in accordance with the provisions of the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore.

1.5	Contracts (Rights of Third Parties) Act

(a)
Unless expressly provided to the contrary, a person who is not a party to this Deed has no right under The Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore to enforce or enjoy the benefit of any term of this Deed.

(b)	Notwithstanding any terms of this Deed, the consent of any third party is not required for any variation (including any release or compromise of any liability under) or termination of this Deed.

2.	GUARANTEE AND INDEMNITY

The Chargor irrevocably and unconditionally:

(a)	guarantees to the Original Lender punctual payment by the Borrower of all the Guaranteed Liabilities;

(b)
undertakes with the Original Lender that whenever the Borrower does not pay any amount when due under or in connection with any Guaranteed Liability, the Chargor shall immediately on demand pay that amount as if it was the principal obligor; and

(c)
indemnifies the Original Lender immediately on demand against any cost, loss or liability suffered by it if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal.  The amount of the cost, loss or liability shall be equal to the amount which the Original Lender would otherwise have been entitled to recover, provided that (without prejudice to the nature of the Charges as continuing security for the full amount of all Liabilities) the aggregate amount recoverable from the Chargor under this Deed (other than (i) Clauses 7.4 (Chargor’s Option), 7.5 (Perfection of Security) and 20.5 (Amendments and Waivers of Facility Agreement) and (ii) Clauses 15 (Expenses), 17 (Tax Gross Up and Indemnities) and 18.1 (Currency Indemnity) but only to the extent that each of Clauses 15 (Expenses), 17 (Tax Gross Up and Indemnities) and 18.1 (Currency Indemnity) relates to any amounts payable under Clauses 7.4 (Chargor’s Option), 7.5 (Perfection of Security) and/or 20.5 (Amendments and Waivers of Facility Agreement)) shall be limited to the aggregate amount recoverable from the enforcement of the Charges.

3.	ACCOUNT CHARGE

The Chargor, as beneficial owner and as a continuing security for the payment of all Liabilities, charges and agrees to charge in favour of the Original Lender by way of first fixed charge and assigns and agrees to assign absolutely to the Original Lender, free from all liens, charges and other encumbrances, the Account, all its present and future right, title and interest in or to the Account and all amounts (including interest) now or in the future standing to the credit of or accrued or accruing on the Account.

4.	RESTRICTIONS AND FURTHER ASSURANCE

4.1	Security

The Chargor shall not create or permit to subsist any Security over the Charged Assets except for the Charges.

4.2	Disposal

The Chargor shall not (nor agree to) enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to transfer, assign or otherwise dispose of any Charged Asset except as required by Clause 4.5 (Further assurance).

4.3	Withdrawals

Except as provided in the Master Agreement, the Original Lender shall not be required to pay to the Chargor any amounts standing to the credit of the Account until the Original Lender has executed a formal release in accordance with Clause 14.1 (Final Redemption), and then shall only be required to pay any balance then remaining after making all withdrawals, debits, applications and set-offs and exercising all other rights which the Original Lender is expressed to be entitled to make or exercise under this Deed.

4.4	Documents

The Chargor shall promptly execute and/or deliver to the Original Lender such documents relating to the Account as the Original Lender requires.

4.5	Further assurance

The Chargor shall promptly do whatever the Original Lender requires:

(a)	to perfect or protect the Charges or the priority of the Charges; or

(b)	to facilitate the realisation of the Charged Assets or the exercise of any rights vested in the Original Lender or any Delegate,

including executing any transfer, charge, assignment or assurance of the Charged Assets (whether to the Original Lender or its nominees or otherwise), making any registration and giving any notice, order or direction.

4.6	Requirement to make deposits into the Account

(a)
The Chargor shall, in accordance with the provisions of this Deed and the Master Agreement, place with the Original Lender the Deposits in US Dollars to be held by the Original Lender on the terms and subject to the conditions of this Deed.

(b)
As soon as practicable following the making by the Chargor of a Deposit with the Original Lender for credit to the Account, the Chargor shall deliver to the Original Lender a certified copy of a MT 103 from its remitting bank evidencing the payment of that Deposit.

4.7	Interest

(a)
Subject to compliance by the Borrower with all its payment obligations under the Finance Documents and the compliance by the Chargor with all its obligations under this Deed, the Original Lender shall procure that the Account Bank shall pay to the Chargor interest on each Deposit for the period for which such Deposit is placed by reference to successive Deposit Periods at the Deposit Rate on that Deposit and otherwise in accordance with this Clause 4.7. Each Deposit Period for the purposes of calculating interest on each Deposit shall be of six Months duration, provided that:

(i)	the first Deposit Period for each Deposit shall commence on the Deposit Date of that Deposit and end on the next Interest Payment Date;

(ii)	each Deposit Period after the first such Deposit Period shall start on the last day of the preceding Deposit Period; and

(iii)	a Deposit Period shall not extend beyond a Repayment Date or the Termination Date.

(b)
Any interest accruing on a Deposit during each Deposit Period (the “Deposit Interest”) shall not form any part of that Deposit, and shall be paid to the Interest Account or (if so requested by the Chargor) in accordance with paragraph (b) of Clause 16.2 (Payments) within two Business Days after the later of (i) the last day of such Deposit Period and (ii) the date falling after the last day of such Deposit Period on which the Original Lender has actually received the interest payable under the Facility Agreement with respect to the Loans  (the “Loan Interest”) on the last day of such Interest Period having the same last day as such Deposit Period, together with such amount of interest, if any, payable by the Account Bank on such Deposit Interest as determined pursuant to paragraph (c) below but less any amount of interest payable by the Chargor to the Account Bank as determined in accordance with paragraph (d) below.

(c)
If, in respect of the Deposit Interest accruing on a Deposit for any Deposit Period, the Original Lender has actually received from the Borrower the Loan Interest accruing for the Interest Period having the same last day as such Deposit Period, the Original Lender shall procure that the Account Bank shall pay to the Chargor interest on such Deposit Interest accruing for such Deposit Period under paragraph (a) above from the day that the Original Lender actually receives the Loan Interest until the day such Deposit Interest is paid to the Interest Account or (as the case may be) to the Chargor in accordance with paragraph (b) above, by reference to successive "overnight" periods beginning on one Business Day and ending on the next. The rate of interest for a particular "overnight" period shall be the rate per annum equal to the rate quoted by the Account Bank as the rate at which it is offering "overnight" deposits in US Dollars for that period in an amount comparable to such Deposit Interest.

(d)
If, in respect of the Deposit Interest accruing on a Deposit for any Deposit Period, the Original Lender does not actually receive from the Borrower the Loan Interest accruing for the Interest Period having the same last day as such Deposit Period on the last day of such Interest Period, the Chargor shall pay to the Account Bank interest on such amount of Loan Interest from the day such Loan Interest falls due until the earlier of (i) the day on which the Borrower actually pays, and the Original Lender actually receives, the same and (ii) the date on which the Chargor pays the Payoff Amount in full, at such rate at which the Original Lender extends overdraft facilities.

(e)
For the avoidance of doubt, the Account Bank shall not be obliged to pay any Deposit Interest in respect of any Deposit Period if the Original Lender has not actually received the Loan Interest accruing for the Interest Period having the same last day as such Deposit Period.

(f)
Without prejudice to the Original Lender's rights with respect thereto, the Original Lender agrees that so long as no Default has occurred and is continuing, the Chargor may withdraw any amount from the Interest Account.

(g)
The Original Lender shall procure that interest shall accrue on any amounts deposited or maintained in the Interest Account from day to day and shall be calculated by reference to successive deposit periods relating thereto, each such deposit period to be of one month’s duration or such other duration as the Account Bank and the Chargor may from time to time agree. The rate of interest applicable to an amount deposited in the Interest Account during a deposit period relating thereto shall be the rate per annum equal to the rate at which the Account Bank generally offers to take deposits of the relevant currency and amount and for a period equal to such deposit period from corporate customers in Singapore at 12:00 p.m. (Singapore time) two Business Days’ prior to the start of such deposit period. Any interest accruing on an amount so deposited in the Interest Account shall be credited to the Interest Account.

(h)
If, at any time, the aggregate of the amounts standing to the credit of the Account and the STMicroelectronics Account exceeds the aggregate amount of the outstanding Loans under the Facility Agreement at such time, the Original Lender is irrevocably authorised by the Chargor to transfer, and shall transfer, an amount up to such excess amount (the “Excess Amount”):

(i)	in the event and to the extent that the Excess Amount arises from a Deposit by the Chargor, from:

(A)	first, the STMicroelectronics Account for payment into the STMicroelectronics Interest Account; and

(B)	second, the Account for payment into the Interest Account; and

(ii)	in the event and to the extent that the Excess Amount arises from a repayment of any amount of the Loans under the Facility Agreement by the Borrower or in any other case, from:

(A)	the STMicroelectronics Account, STMicroelectronics’ Pro Rata Share of the Excess Amount for payment into the STMicroelectronics Interest Account; and

(B)	the Account, Numonyx’s Pro Rata Share of the Excess Amount for payment into the Interest Account,

such that after such transfer(s), the aggregate of the amounts standing to the credit of the Account and the STMicroelectronics Account shall not exceed the aggregate amount of the outstanding Loans under the Facility Agreement. The Original Lender shall, as soon as practicable after effecting a transfer pursuant to this Clause, notify the Chargor. Notwithstanding any provision in this Deed, the Amended and Restated STMicroelectronics GCDD, the Finance Documents or any other document, no interest shall accrue on any Excess Amount.

For the purpose of this paragraph (h):

“Numonyx’s Pro Rata Share” means, at the time of determination, the percentage equal to (x) the amount standing to the credit of the Account divided by (y) the sum of (A) the amount standing to the credit of the Account plus (B) the amount standing to the credit of the STMicroelectronics Account.

“STMicroelectronics Account” means the Account as defined in the STMicroelectronics GCDD or, as the case may be, the Amended and Restated STMicroelectronics GCDD.

“STMicroelectronics Interest Account” means the Interest Account as defined in the STMicroelectronics GCDD or, as the case may be, the Amended and Restated STMicroelectronics GCDD.

“STMicroelectronics’ Pro Rata Share” means 100% minus Numonyx’s Pro Rata Share.

4.8	Term

(a)
In the event that the Borrower does not make payment of any part of the Guaranteed Liabilities by the time, on the date and otherwise in the manner specified in the Facility Agreement (whether on the normal due date, on acceleration or otherwise), the Chargor hereby irrevocably authorises the Original Lender to instruct the Account Bank to terminate the placement of all or part of any Deposit in an amount not exceeding such part of the Guaranteed Liabilities by giving three Business Days’ notice in writing to the Account Bank and the Chargor. Upon the termination of the placement of all or such part of a Deposit, no further interest will accrue thereon on and from the date of such termination.

(b)
The Chargor hereby irrevocably authorises the Original Lender to instruct the Account Bank, by giving one Business Day’s notice in writing to the Account Bank and the Chargor, to terminate the placement of all or part of any Deposit in an aggregate amount equivalent to the amount of the Original Lender's participation in all or part of any Loan assigned or transferred (by novation or otherwise) to a New Lender pursuant to Clause 20 (Changes to the Lenders) of the Facility Agreement. The Chargor irrevocably authorises the Original Lender to transfer all or such part of any Deposit to that New Lender and the Chargor shall execute an agreement substantially similar to this Deed to create Security over its rights, title and interest in the amount so transferred and placed with that New Lender in favour of that New Lender, and shall execute all other documents and take all other action as may be reasonably required by the Original Lender for the purposes of perfecting such Security. The Original Lender shall procure that the New Lender will assume the same obligations under this Deed, the STMicroelectronics GCDD, the DBS Instruction Letter, the Amended and Restated STMicroelectronics GCDD, the Master Agreement and any other documents entered into in connection with or pursuant to such agreement as it would have been if it was the Original Lender.

4.9	Notices

The Chargor shall, forthwith upon the execution of this Deed, give to the Account Bank a notice of the charge and assignment under Clause 3 (Account Charge) substantially in the form of Schedule 2 (Form of Notice of Charge and Assignment) (or in such other form as the Original Lender may reasonably require) and procure that the Account Bank delivers to the Original Lender an acknowledgment of such notice.

5.	GENERAL UNDERTAKINGS

The undertakings in this Clause 5 remain in force from the date of this Deed for so long as the Security constituted by or pursuant to this Deed subsists.

5.1	Authorisations

(a)	The Chargor shall promptly:

(i)	obtain, comply with and do all that is necessary to maintain in full force and effect; and

(ii)	supply certified copies to the Original Lender of,

any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under this Deed and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of this Deed.

(b)	The Chargor shall promptly make the registrations specified (if any) at the end of Clause 6.5 (Validity and Admissibility in Evidence).

5.2	Compliance with laws

The Chargor shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under this Deed.

5.3	Change of business

The Chargor shall procure that no substantial change is made to the general nature of its business from that carried on at the date of this Deed.

5.4	Account

The Chargor shall at all times:

(a)	maintain the Account with the Account Bank; and

(b)	operate the Account in accordance and in a manner consistent with this Deed.

5.5	No prejudicial conduct

The Chargor shall not do, or permit to be done, anything which could prejudice the Charges.

5.6	Information

(a)
The Chargor shall supply (or cause to be supplied) to the Original Lender all documents dispatched by the Borrower to its shareholders (or any class of them) or the creditors of the Borrower generally at the same time as they are dispatched.

(b)	Paragraph (a) above shall not apply if the Chargor is not (directly or indirectly) a shareholder of the Borrower.

5.7	Further Assurance

The Chargor will from time to time on request by the Original Lender do or procure the doing of all such acts and will execute or procure the execution of all such documents as the Original Lender may reasonably consider necessary for giving full effect to this Deed or securing to the Original Lender the full benefits of all rights, powers and remedies conferred upon the Original Lender in this Deed.

6.	REPRESENTATIONS AND WARRANTIES

The Chargor makes the representations and warranties set out in this Clause 6 to the Original Lender on the date of this Deed.

6.1	Status

(a)	It is a corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(b)	It has the power to own its assets and carry on its business as it is being conducted.

6.2	Binding obligations

The obligations expressed to be assumed by it in this Deed are legal, valid, binding and enforceable, subject to:

(a)
limitations on enforceability caused by bankruptcy, insolvency, liquidation, reorganisation and other similar laws of general application affecting the rights of creditors and applicable general principles of equity; and

(b)	in the case of this Deed, the requirements specified (if any) at the end of Clause 6.5 (Validity and admissibility in evidence).

6.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, this Deed do not and will not conflict with:

(a)	any law or regulation applicable to it;

(b)	its constitutional documents; or

(c)	any agreement or instrument binding upon it or any of its assets,

nor (except as provided in this Deed) result in the existence of, or oblige it to create, any Security over any of its assets.

6.4	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, this Deed and the transactions contemplated by this Deed.

6.5	Validity and admissibility in evidence

All Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in this Deed;

(b)	to make this Deed admissible in evidence in its jurisdiction of incorporation; and

(c)	to enable it to create the Security to be created by it pursuant to this Deed and to ensure that such Security has the priority and ranking it is expressed to have,

have been obtained or effected and are in full force and effect.

6.6	Governing law and enforcement

(a)	The choice of Singapore law as the governing law of this Deed will be recognised and enforced in its jurisdiction of incorporation.

(b)
Subject to any qualifications which are specifically referred to in any legal opinion delivered pursuant to Clause 2.1 (Deliveries to the Original Lender) of the Master Agreement, any judgment obtained in Singapore in relation to this Deed will be recognised and enforced in its jurisdiction of incorporation.

6.7	Deduction of Tax

Subject to any qualifications which are specifically referred to in any legal opinion delivered pursuant to Clause 2.1 (Deliveries to the Original Lender) of the Master Agreement, it is not required under the law of its jurisdiction of incorporation to make any deduction for or on account of Tax from any payment it may make under or pursuant to this Deed.

6.8	No filing or stamp taxes

Save as contemplated in Clause 6.5 (Validity and admissibility in evidence) under the law of its jurisdiction of incorporation it is not necessary that this Deed be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to this Deed or the transactions contemplated by this Deed.

6.9	No default

No event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or to which its assets are subject which might have a Material Adverse Effect.

6.10	No misleading information

(a)
Any factual information provided by or on behalf of the Chargor in relation to this Deed was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)
Nothing has occurred or been omitted from the factual information referred to in paragraph (a) above and no information has been given or withheld that results in that information being untrue or misleading in any material respect.

6.11	Winding-up

No meeting has been convened for its Winding-up or for the appointment of a receiver, trustee, judicial manager, administrator, administrative receiver, compulsory manager or other similar officer of it or any of its assets, no such step is intended by it and, so far as it is aware, no petition, application or the like is outstanding for its Winding-up or for the appointment of a receiver, trustee, judicial manager, administrator, administrative receiver, compulsory manager or other similar officer of it or any of its assets.

6.12	Immunity

Neither it nor any of its assets is entitled to immunity from suit, execution, attachment or other legal process and in any proceedings taken in Singapore or elsewhere in relation to this Deed, it will not be entitled to claim immunity for itself or any of its assets arising from suit, execution or other legal process.

6.13	Security

(a)
Subject to the requirements specified at the end of Clause 6.5 (Validity and admissibility in evidence), this Deed creates (or, once entered into, will create) in favour of the Original Lender the Security which it is expressed to create fully perfected and with the ranking and priority it is expressed to have.

(b)
Without limiting paragraph (a) above, its payment obligations under this Deed rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

6.14	Beneficial Owner of the Charged Assets

Except as provided in this Deed, the Chargor has not assigned, transferred or otherwise disposed of the Charged Assets (or its right, title and interest to or in the Charged Assets), either in whole or in part, nor agreed to do so, and will not at any time do so or agree to do so. The Chargor is and will at all times be the sole, absolute, legal and beneficial owner of the Charged Assets.

6.15	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.

6.16	No existing Security

Except for the Charges, no Security exists on or over the Charged Assets.

6.17	Repetition

Each of the representations and warranties in Clauses 6.1 (Status) to 6.4 (Power and authority), 6.6 (Governing law and enforcement), 6.9 (No default) and 6.11 (Winding-up) to 6.15 (No proceedings pending or threatened) are deemed to be made by the Chargor by reference to the facts then existing at all times during the continuance of this Security.

7.	ENFORCEMENT

7.1	Consolidation

Section 21 of the Act shall not apply to the Security created by this Deed.

7.2	Section 25 of the Act

The Original Lender may exercise the power of sale conferred on mortgages by the Act (as varied and extended by this Deed) free from the restrictions imposed by Section 25 of the Act thereof.

7.3	Enforceability of Security

The Security created by this Deed shall become immediately enforceable and the power of sale and other powers conferred by Section 24 of the Act (as varied and extended by this Deed) and all the other powers conferred on the Original Lender by this Deed shall be immediately exercisable at any time after the Chargor shall have failed to pay or satisfy when due any Liability.

7.4	Chargor’s Option

(a)
Subject to there being, in the reasonable opinion of the Original Lender, no breach of any provision of this Deed by the Chargor (including without limitation, that the representations and warranties set out in Clause 6 are and will remain true and correct in all respects when made or deemed repeated) and subject to the terms of the Master Agreement, prior to the Original Lender exercising any remedy under Clause 7.3 (Enforceability of Security) or Clause 8 (Original Lender’s Rights), the Original Lender shall deliver a notice in writing (the “Default Notice”) to the Chargor offering the Chargor the right to purchase any and all claims that the Original Lender may have against the Borrower under or in relation to the Finance Documents (the “Credit Claims”) for the Payoff Amount (as defined below). For the avoidance of doubt, any breach by STMicroelectronics of any provision of the STMicroelectronics GCDD or, as the case may be, the Amended and Restated STMicroelectronics GCDD, shall not be construed as a breach by the Chargor of any provision of this Deed.

(b)
Notwithstanding paragraph (a) above, the Original Lender may at its sole discretion, from time to time following the occurrence of an Event of Default under the Facility Agreement, deliver a Default Notice to the Chargor.

(c)
On or before the expiry of the period of five Business Days from its receipt of a Default Notice (the “Election Period”), the Chargor may notify the Original Lender in writing (the “Election Notice”) of its election to purchase the Credit Claims for an amount equal to the outstanding payment obligations of the Borrower due or owing to the Original Lender (including accrued interest, indemnity amounts, default interest and fees) under the Finance Documents up to and including the date on which the payment is received by the Original Lender (the “Payoff Amount”). If the Chargor fails to deliver an Election Notice within the Election Period, the Chargor shall be deemed not to have exercised its election and the Original Lender shall be entitled to exercise any remedies it may have under or pursuant to this Deed.

(d)
The Chargor hereby irrevocably authorises the Original Lender to apply any and all sums in the Account towards the payment of the Payoff Amount in the event that the Chargor issues the Election Notice to the Original Lender.

(e)
Upon receipt by the Original Lender of an Election Notice and the Payoff Amount, at the Chargor’s option, the Original Lender shall (i) assign to the Chargor, without recourse, representation or warranty of any kind, all of the Original Lender’s right, title and interest in and to the Finance Documents and all Credit Claims and/or (ii) duly complete a Transfer Certificate.

(f)
The Chargor’ rights under paragraph (e) above shall terminate if the Chargor shall fail to pay the Original Lender the Payoff Amount during the Election Period, whereupon the Original Lender shall be entitled to exercise any remedies it may have under or pursuant to this Deed.

(g)	[***]

(h)
Notwithstanding anything in this Clause 7.4, the Original Lender shall be entitled to exercise any remedies it may have under or pursuant this Deed for the purposes of complying with any applicable laws.

(i)
Subject to receipt by the Original Lender of the Payoff Amount, the Original Lender shall pay to the Chargor any amount so received by the Original Lender under the Finance Documents or otherwise in relation to the Loans (after payment of any expenses incurred by the Original Lender in its collection), provided however that if a payment of Deposit Interest in respect of a Deposit Period has been made under paragraph (b) of Clause 4.7 (Interest) by the Account Bank, the Original Lender shall not be obligated to make a payment under this Clause 7.4 in relation to the Loan Interest payable with respect to the Loans outstanding under the Facility Agreement on the last day of the Interest Period having the same last day as such Deposit Period.

(j)
All payment or deposits by the Original Lender to the Chargor under this Clause 7.4 shall be made to the account of the Chargor at the particulars set out below (or such other account as the Chargor may from time to time designate):

Numonyx B.V.
Address:               A-One Business Center

[***] DENOTES CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

Vers la Pièce
Route de l’Etraz
1180 Rolle
Switzerland
Account with Citibank London
Bank Address:      Citigroup Center
33 Canada Square, Canary Warf
E14 5LB  London GB
SWIFT:                  CITIGB2L
IBAN:                     [***]
Currency:               USD

(k)
Where the Original Lender’s obligation to make a payment under this Clause 7.4 arises from receipt or recovery of an amount pursuant to the Finance Documents, the Original Lender shall make the payment in the currency and funds in which those monies were received or recovered and, if that currency is not the currency of the country where the designated account of the Chargor is located, the Original Lender shall notify the Chargor of that currency and make the payment in that currency to the account of the Chargor in the principal financial centre of the country of that currency specified by the Chargor.

(l)
All payments by the Original Lender under this Clause 7.4 shall be made net of any deduction or withholding required to be made from such payments by any law, regulation or practice. If any such deduction or withholding is made:

(i)	the Chargor shall bear the risk of such deduction or withholding and shall be deemed to have received the amount that it would have received if such deduction or withholding had not been made; and

(ii)
the Original Lender shall, as soon as practicable upon the Chargor’s request, provide to the Chargor a certificate from the Singapore tax authority confirming its tax residence and provide evidence of the remittance of any such amount to the relevant governmental authority.

(m)
Where the obligation of the Original Lender to make a payment to the Chargor under this Clause 7.4 arises as a result of its having received an amount, the Original Lender is not obliged to make that payment until the Original Lender has established that it has actually received the appropriate amount.

(n)
If the Original Lender makes a payment to the Chargor and it proves to be the case that the Original Lender had not actually received all or part of the amount on which that payment was conditional or if the Original Lender is obligated by law to refund such amount, the Chargor shall forthwith on demand of the Original Lender refund the amount paid to the Chargor or the relevant portion of the amount together with interest on that amount from the date of payment to the date of refund, calculated at a rate reasonably determined by the Original Lender to reflect its costs of funds.

[***] DENOTES CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

(o)
For the avoidance of doubt, paragraphs (g) to (n) above shall not apply unless the Chargor has delivered an Election Notice within the Election Period and made the payment of the Payoff Amount in accordance with paragraph (c) above.

7.5	Perfection of Security

(a)
The Original Lender shall, at the reasonable request of the Chargor, use reasonable endeavours to perfect or protect the Security created by or pursuant to, or made available pursuant to the Security Documents.

(b)
The Chargor shall indemnify the Original Lender for all losses, damages, costs, expenses and liabilities incurred by the Original Lender (including any cost or liability suffered for or on account of Tax) in connection with the steps taken by the Original Lender under this Clause 7.5.

(c)	The Original Lender is not obliged to take any steps under this Clause 7.5 if, in the opinion of the Original Lender (acting reasonably), to do so might be prejudicial to it.

7.6	Exercise of STMicroelectronics Option

(a)
The Chargor hereby irrevocably authorises the Original Lender to apply any and all sums in the Account towards the payment of the Payoff Amount (as defined in the Amended and Restated STMicroelectronics GCDD) on behalf of STMicroelectronics, in the event that STMicroelectronics issues the Election Notice (as defined in the Amended and Restated STMicroelectronics GCDD) to the Original Lender pursuant to Clause 7.4 (Chargor’s Option) of the Amended and Restated STMicroelectronics GCDD.

8.	ORIGINAL LENDER'S RIGHTS

8.1	Rights of Original Lender

At any time after the Charges become enforceable, the Original Lender shall have the rights set out in Schedule 1 (Rights of Original Lender) and in addition, immediately upon the Chargor failing to pay or satisfy when due any Liability, the Original Lender shall have the right, without further notice or restriction, to appropriate, transfer or set-off all or any part of the monies in the Account in or towards the payment or discharge of the Chargor's payment obligations under this Deed in the manner referred to in Clause 9 (Order of Distributions) and, for this purpose, the Original Lender may, at the expense of the Chargor, convert all or any part of such monies into such other currencies as the Original Lender may deem necessary. The provisions of this Clause 8.1 shall apply notwithstanding that any monies deposited in the Account may have been deposited for a fixed period or be subject to a period of notice or that the fixed period or period of notice may not have expired or that notice or sufficient notice may not have been given.

8.2	Delegation

The Original Lender may delegate in any manner to any person any rights exercisable by the Original Lender under this Deed. Any such delegation may be made upon such terms and conditions (including power to sub-delegate) as the Original Lender thinks fit.

9.	ORDER OF DISTRIBUTIONS

9.1	Application of proceeds

All amounts received or recovered by the Original Lender or Delegate in exercise of their rights under this Deed shall be applied in the order provided in Clause 9.2 (Order of distributions).

9.2	Order of distributions

The order referred to in Clause 9.1 (Application of proceeds) is:

(a)
in or towards the payment of all costs, losses, liabilities and expenses of and incidental to the appointment of any Delegate and the exercise of any of his rights, including his remuneration and all outgoings paid by him;

(b)	in or towards the payment of the Liabilities in such order as the Original Lender thinks fit; and

(c)	in payment of any surplus to the Chargor or other person entitled to it.

10.	LIABILITY OF ORIGINAL LENDER AND DELEGATES

10.1	No Liability for Account Bank
Notwithstanding any provision in any Finance Document or any other document, the Account Bank shall not be liable to the Chargor or any other person for any costs, losses, liabilities or expenses relating to the termination of any of the Deposits before the end of a Deposit Period.

10.2	No Liability for Original Lender or Delegate
Neither the Original Lender nor any Delegate shall (either by reason of taking possession of the Charged Assets or for any other reason and whether as mortgagee in possession or otherwise) be liable to the Chargor relating to the realisation of any Charged Assets or from any act, default, omission or misconduct of the Original Lender, any Delegate or their respective officers, employees or agents in relation to the Charged Assets or in connection with this Deed except to the extent caused by its or his own gross negligence or wilful misconduct.

10.3	Third Party Rights
Any third party referred to in this Clause 10 may enjoy the benefit of or enforce the terms of this Clause 10 in accordance with the provisions of the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore.

11.	POWER OF ATTORNEY

11.1	Appointment

The Chargor by way of security irrevocably appoints the Original Lender and every Delegate severally its attorney (with full power of substitution), on its behalf and in its name or otherwise, at such time and in such manner as the attorney thinks fit:

(a)
to do anything which the Chargor is obliged to do (but has not done) under this Deed (including to execute charges over, transfers, conveyances, assignments and assurances of, and other instruments, notices, orders and directions relating to, the Charged Assets); and

(b)	to exercise any of the rights conferred on the Original Lender or any Delegate in relation to the Charged Assets or under this Deed or any laws or regulations.

11.2	Ratification

(a)
The Chargor ratifies and confirms and agrees to ratify and confirm whatever any such attorney shall lawfully and properly do in the exercise or purported exercise of the power of attorney granted by it in Clause 11.1 (Appointment).

(b)
Any Delegate referred to in this Clause 11 may enjoy the benefit of or enforce the terms of this Clause in accordance with the provisions of the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore.

12.	PROTECTION OF THIRD PARTIES

No person dealing with the Original Lender or any Delegate shall be concerned to enquire:

(a)	whether the rights conferred by or pursuant to this Deed are exercisable;

(b)	whether any consents, regulations, restrictions or directions relating to such rights have been obtained or complied with;

(c)	otherwise as to the propriety or regularity of acts purporting or intended to be in exercise of any such rights; or

(d)	as to the application of any money borrowed or raised.

13.	SAVING PROVISIONS

13.1	Continuing security

Subject to Clause 14 (Discharge of Security), the Charges and the Guarantee are continuing security and will extend to the ultimate balance of the Liabilities and the Guaranteed Liabilities respectively, regardless of any intermediate payment or discharge in whole or in part.

13.2	Reinstatement

If any payment by the Chargor or any discharge given by the Original Lender (whether in respect of the obligations of the Chargor or any Security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(a)	the liability of the Chargor and the Charges and the Guarantee shall all continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b)	the Original Lender shall be entitled to recover the value or amount of that Security or payment from the Chargor, as if the payment, discharge, avoidance or reduction had not occurred.

13.3	Waiver of defences

None of the obligations of the Chargor under this Deed, or any of the Charges, or the Guarantee will be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Deed or any of the Charges or the Guarantee (without limitation and whether or not known to it) including:

(a)	any time, waiver or consent granted to, or composition with, the Borrower or any other person;

(b)
the release of the Borrower, the Chargor (except to the extent that all or any part of the Charged Assets are released pursuant to this Deed), or any other person under the terms of any composition or arrangement with any creditor of the Borrower, the Chargor or any such person;

(c)
the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce any rights against, or Security over assets of, the Borrower or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Borrower or any other person;

(e)	any amendment (however fundamental) or replacement of a Finance Document or any other document, guarantee or Security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document, guarantee or Security; or

(g)	any insolvency or similar proceedings.

13.4	Immediate recourse

The Chargor waives any right it may have of first requiring the Original Lender (or any trustee or agent on its behalf) to proceed against or enforce any other rights or Security or claim payment from any person before claiming from the Chargor under this Deed. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

13.5	Appropriations

Until the Liabilities have been irrevocably paid in full and all facilities which might give rise to Liabilities have terminated, the Original Lender (or any trustee or agent on its behalf) may:

(a)
refrain from applying or enforcing any other moneys, Security or rights held or received by the Original Lender (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Chargor shall not be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any moneys received from the Chargor or on account of the Chargor's liability under this Deed.

13.6	Deferral of the Chargor's rights

Until all the Liabilities have been irrevocably paid in full and all facilities which might give rise to Liabilities have terminated and unless the Original Lender otherwise directs, the Chargor will not exercise any rights which it may have by reason of performance by it of its obligations under this Deed:

(a)	to be indemnified by any person other than STMicroelectronics;

(b)	to claim any contribution from any person other than STMicroelectronics; and/or

(c)
to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Original Lender under the Finance Documents or of any guarantee or other Security taken pursuant to, or in connection with, the Finance Documents by the Original Lender unless the Payoff Amount has been paid in full to the Original Lender.

13.7	Additional Security

The Charges and the Guarantee are in addition to and are not in any way prejudiced by any other Guarantees or Security now or subsequently held by the Original Lender.

14.	DISCHARGE OF SECURITY

14.1	Final redemption

Subject to Clause 14.2 (Retention of Security), if the Original Lender is satisfied that all the Liabilities have been irrevocably paid in full and that all facilities which might give rise to Liabilities have terminated, the Original Lender shall at the request and cost of the Chargor release the Guarantee and release, reassign or discharge (as appropriate) the Charged Assets from the Charges.

14.2	Retention of Security

If the Original Lender considers that any amount paid or credited to the Original Lender under any Finance Document is capable of being avoided or otherwise set aside on the Winding-up of the Chargor or any other person, or otherwise, that amount shall not be considered to have been paid for the purposes of determining whether all the Liabilities have been irrevocably paid.

15.	EXPENSES

15.1	Expenses

The Chargor shall, within three Business Days of demand, pay to the Original Lender the amount of all costs, liabilities and expenses (including legal fees) incurred by the Original Lender or any Delegate in relation to this Deed and the Finance Documents (including the administration, protection, realisation, enforcement or preservation of any rights under or in connection with this Deed or any Finance Document, or any consideration by the Original Lender as to whether to realise or enforce the same, and/or any amendment, waiver, consent or release of this Deed, any Finance Document and any other document referred to in this Deed or any Finance Document).

15.2	Stamp taxes

The Chargor shall pay and, within three Business Days of demand, indemnify the Original Lender against any cost, loss or liability the Original Lender incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of this Deed.

15.3	Goods and Services Tax

The Chargor shall pay to the Original Lender on demand, in addition to any amount payable by the Chargor under this Deed, any goods and services or other similar Tax in respect of that amount (and references in this Deed to that amount shall be deemed to include any such Taxes payable in addition to it).

16.	PAYMENTS

16.1	Demands

Any demand for payment made under this Deed by the Original Lender shall be valid and effective even if it contains no statement of the relevant Liabilities or an inaccurate or incomplete statement of them.

16.2	Payments

(a)
All payments by the Chargor under this Deed (including damages for its breach) shall be made in the Currency of Account and to such account, with such financial institution and in such other manner as the Original Lender may direct.

(b)
Other than payments made pursuant to Clause 4.7 (Interest) and unless otherwise stated to the contrary, any payments to be made by the Account Bank to the Chargor hereunder shall be made in US Dollars and in such funds as the Original Lender may determine as being customary for settlement of transactions in US Dollars to the Chargor's account at the particulars set out below (or such other account as the Chargor may from time to time designate):

Numonyx B.V.
Address:                A-One Business Center
Vers la Pièce
Route de l’Etraz
1180 Rolle
Switzerland
Account with Citibank London
Bank Address:     Citigroup Center
33 Canada Square, Canary Warf
E14 5LB  London GB

SWIFT:                  CITIGB2L
IBAN:                     [***]
Currency:               USD

16.3	Continuation of accounts

At any time after:

(a)	the receipt by the Original Lender of notice (either actual or otherwise) of any subsequent Charge affecting the Charged Assets; or

(b)	any step is taken in relation to the Winding-up of the Chargor,

the Original Lender may open a new account in the name of the Chargor with itself (whether or not it permits any existing account to continue). If the Original Lender does not open such a new account, it shall nevertheless be treated as if it had done so when the relevant event occurred. No moneys paid into any account, whether new or continuing, after that event shall discharge or reduce the amount recoverable pursuant to this Deed.

17.	TAX GROSS UP AND INDEMNITIES

17.1	Definitions

(a)	In this Deed:

"Tax Credit" means a credit against, relief or remission for, or repayment of any Tax.

"Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under this Deed.

"Tax Payment" means an increased payment made by the Chargor to the Original Lender under Clause 17.2 (Tax gross-up) or a payment under Clause 17.3 (Tax indemnity).

(b)	Unless a contrary indication appears, in this Clause 17 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

17.2	Tax gross-up

(a)	The Chargor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b)
The Chargor shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Original Lender accordingly. Similarly, the Original Lender shall notify the Chargor on becoming so aware in respect of a payment payable to it.

(c)
If a Tax Deduction is required by law to be made by the Chargor, the amount of the payment due from the Chargor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

[***] DENOTES CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

(d)
If the Chargor is required to make a Tax Deduction, the Chargor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)
Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Chargor shall deliver to the Original Lender evidence reasonably satisfactory to the Original Lender that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

17.3	Tax indemnity

(a)
The Chargor shall (within three Business Days of demand by the Original Lender) pay to the Original Lender and any Delegate an amount equal to the loss, liability or cost which the Original Lender determines will be or has been (directly or indirectly) suffered for or on account of Tax by it in respect of this Deed.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on the Original Lender:

(A)
under the law of the jurisdiction in which the Original Lender is incorporated or, if different, the jurisdiction (or jurisdictions) in which the Original Lender is treated as resident for tax purposes; or

(B)
under the law of the jurisdiction in which the Original Lender's office through which it is acting in connection with this Deed is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by the Original Lender; or

(ii)	to the extent a loss liability or cost is compensated for by an increased payment under Clause 17.2 (Tax gross-up).

17.4	Tax Credit

If the Chargor makes a Tax Payment and the Original Lender determines that:

(a)	a Tax Credit is attributable to that Tax Payment; and

(b)	the Original Lender has obtained, utilised and retained that Tax Credit,

the Original Lender shall pay an amount to the Chargor which the Original Lender determines will leave it (after that payment) in the same after-tax position as it would have been in had the Tax Payment not been required to be made by the Chargor.

18.	GENERAL INDEMNITIES

18.1	Currency indemnity

(a)
If any sum due from the Chargor under this Deed (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of:

(i)	making or filing a claim or proof against the Chargor;

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Chargor shall as an independent obligation, within three Business Days of demand, indemnify the Original Lender against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to the Original Lender at the time of its receipt of that Sum.

(b)	The Chargor waives any right it may have in any jurisdiction to pay any amount under this Deed in a currency or currency unit other than that in which it is expressed to be payable.

18.2	Other Indemnities

The Original Lender shall be indemnified by the Chargor from and against all actions, losses, claims, proceedings, costs, demands and liabilities which may be suffered by the Original Lender by reason of the transactions contemplated by this Deed and/or the Finance Documents.

18.3	Indemnities separate

Each indemnity in this Deed shall:

(a)	constitute a separate and independent obligation from the other obligations in this Deed;

(b)	give rise to a separate and independent cause of action;

(c)	apply irrespective of any indulgence granted by the Original Lender;

(d)
continue in full force and effect despite any judgment, order, claim or proof for a liquidated amount in respect of any part of the Liabilities or the Guaranteed Liabilities or any other judgment or order; and

(e)	apply whether or not any claim under it relates to any matter disclosed by the Chargor or otherwise known to the Original Lender.

19.	SET-OFF

19.1	Right of Set-Off

The Original Lender may not set-off any sum due from the Chargor under this Deed and unpaid against any obligation owed by the Original Lender to the Chargor, regardless of the place of payment, booking branch or currency of either obligation and regardless of whether the Original Lender's obligation is then matured or not.

19.2	Additional Rights

The provisions of this Clause and Clause 8.1 (Rights of Original Lender) shall be without prejudice, but shall be in addition, to any right of set-off, combination of accounts, lien or other right to which the Original Lender is at any time otherwise entitled (whether by operation of law, contract or otherwise).

19.3	Statement Conclusive

A statement signed by any one of the officers of the Original Lender as to the amount constituting the Liabilities or Guaranteed Liabilities for the time being due (including all amounts contingently due) or owing to the Original Lender shall, in the absence of manifest error, be final and conclusive evidence against the Chargor for all purposes.

19.4	Continuing Right

The rights of set-off of the Original Lender in this Deed shall not be prejudiced by, or prejudice, any other Security which may now or hereafter be provided by the Chargor or any other person and shall be in addition to any such Security.

20.	RIGHTS, WAIVERS, AMENDMENTS AND DETERMINATIONS

20.1	Ambiguity

Where there is any ambiguity or conflict between the rights conferred by law and those conferred by or pursuant to this Deed, the terms of this Deed shall prevail.

20.2	Exercise of rights

No failure to exercise, nor any delay in exercising, on the part of the Original Lender or Delegate, any right or remedy under this Deed shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by law.

20.3	Amendments and waivers of this Deed

Any term of this Deed may be amended or waived only with the written consent of the Original Lender and the Chargor.

20.4	Determinations

Any determination by or certificate of the Original Lender or Delegate under this Deed is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

20.5	[***]

20.6	Information

To the extent that it is lawfully able to do so without breaching any duty of confidentiality or other obligation owed to any person, the Original Lender shall as soon as practicable provide the Chargor with a copy of any notice of Default, any request for a waiver or amendment, or any document which the Borrower has provided to its creditors generally that it receives under the Facility Agreement or any other Finance Document.

[***] DENOTES CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

21.	BENEFIT OF SECURITY

21.1	Benefit and Burden

This Deed shall be binding upon and enure to the benefit of each party to this Deed and its successors and assigns.

21.2	The Chargor

The Chargor may not assign any of its rights or transfer any of its rights or obligations under this Deed without the prior consent in writing of the Original Lender.

21.3	The Original Lender

(a)
The Original Lender may assign and/or transfer all or any parts of its rights and/or obligations under or in respect of this Deed to any person from time to time and the Chargor agrees to execute all documents and take all action that may be required by the Original Lender in respect of any assignment or transfer, or proposed assignment or transfer. Any such assignee or transferee shall be and be treated as a party for all purposes of this Deed and shall be entitled to the full benefit of this Deed to the same extent as if it were an original party in respect of the rights or obligations assigned or transferred to it.

(b)	The Original Lender shall give to the Chargor not less than five days’ prior notice of an assignment or transfer of its rights or obligations under the Finance Documents.

21.4	Disclosure of information

The Original Lender and any of its officers (as defined in the Banking Act, Chapter 19 of Singapore (the "Banking Act")) may disclose to any of its Affiliates and any other person:

(a)	to (or through) whom the Original Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Deed;

(b)
to (or through) whom the Original Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Deed or the Chargor;

(c)	to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation;

(d)	to whom the Original Lender is under a duty to disclose; or

(e)	who is a person, or who belongs to a class of persons, specified in the second column of the Third Schedule to the Banking Act,

any customer information (as defined in the Banking Act) or any other information about the Chargor and this Deed as the Original Lender shall consider appropriate.

This Clause 21.4 is not, and shall not be deemed to constitute, an express or implied agreement by the Original Lender with the Chargor for a higher degree of confidentiality than that prescribed in Section 47 of the Banking Act and in the Third Schedule to the Banking Act.

22.	PARTIAL INVALIDITY

The illegality, invalidity or unenforceability of any provision of this Deed under the law of any jurisdiction shall not affect its legality, validity or enforceability under the law of any other jurisdiction nor the legality, validity or enforceability of any other provision.

23.	COMMUNICATIONS

23.1	Communications in writing

Any communication to be made under or in connection with this Deed shall be made in writing and, unless otherwise stated, may be made by fax or letter.

23.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Deed is that identified with its name below, or any substitute address, fax number or department or officer as the Party may notify to the other by not less than five Business Days' notice.

23.3	Delivery

(a)	Any communication or document made or delivered to the Chargor under or in connection with this Deed will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or two Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 23.2 (Addresses), if addressed to that department or officer.

(b)
Any communication or document to be made or delivered to the Original Lender will be effective only when actually received by the Original Lender and then only if it is expressly marked for the attention of the department or officer identified with the Original Lender's signature below (or any substitute department or officer as the Original Lender shall specify for this purpose).

23.4	English language

(a)	Any notice given under or in connection with this Deed must be in English.

(b)	All other documents provided under or in connection with this Deed must be:

(i)	in English; or

(ii)
if not in English, and if so required by the Original Lender, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

24.	GOVERNING LAW

This Deed shall be governed by, and construed in accordance with, the laws of Singapore.

25.	JURISDICTION

25.1	Jurisdiction of Singapore courts

The courts of Singapore have jurisdiction to settle any dispute arising out of or in connection with this Deed (including a dispute regarding the existence, validity or termination of this Deed) (a "Dispute").

25.2	Venue

The Parties agree that the courts of Singapore are the most appropriate and convenient courts to settle Disputes and accordingly neither Party will argue to the contrary.

25.3	Other competent jurisdiction

This Clause 25 is for the benefit of the Original Lender. As a result, the Original Lender shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Original Lender may take concurrent proceedings in any number of jurisdictions.

25.4	Service of process

Without prejudice to any other mode of service allowed under any relevant law, the Chargor:

(a)
irrevocably appoints Micron Semiconductor Asia Pte. Ltd. of 900 Bendemeer Road, MS 9-990, Singapore 339942 (Telephone no.: +65 6290-3355, Fax no.: 65 6290-3690, Attention to Jen Kwong Hwa, Managing Director, E-mail address: khjen@micron.com) as its agent for service of process in relation to any proceedings before the Singapore courts in connection with this Deed; and

(b)	agrees that failure by a process agent to notify the Chargor of the process will not invalidate the proceedings concerned.

26.	COUNTERPARTS

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

SCHEDULE 1

Rights of Original Lender

The Original Lender shall have the right, either in its own name or in the name of the Chargor or otherwise and in such manner and upon such terms and conditions as the Original Lender thinks fit, and either alone or jointly with any other person:

(a)	Take possession

to take possession of, get in and collect the Charged Assets;

(b)	Deal with Charged Assets

to sell, transfer, assign, exchange or otherwise dispose of or realise the Charged Assets to any person either by public offer or auction, tender or private contract and for a consideration of any kind (which may be payable or delivered in one amount or by instalments spread over a period or deferred);

(c)	Rights of ownership

to manage and use the Charged Assets and to exercise and do (or permit the Chargor or any nominee of it to exercise and do) all such rights and things as the Original Lender would be capable of exercising or doing if it were the absolute beneficial owner of the Charged Assets;

(d)	Claims

to settle, adjust, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor of the Chargor relating to the Charged Assets;

(e)	Legal actions

to bring, prosecute, enforce, defend and abandon actions, suits and proceedings in relation to the Charged Assets in the name of the Chargor and/or the Original Lender;

(f)	Redemption of Security

to redeem any Security (whether or not having priority to the Charges) over the Charged Assets and to settle the accounts of any person with an interest in the Charged Assets; and

(g)	Other powers

to do anything else it may think fit for the realisation of the Charged Assets or incidental to the exercise of any of the rights conferred on the Original Lender under or by virtue of this Deed or any laws or regulations.

SCHEDULE 2
Form of Notice of Charge and Assignment

To:           DBS Bank Ltd.

Address: [_____________]

1.
DBS Bank Ltd. (the "Original Lender") and Numonyx B.V. (the "Chargor") give notice that, by a charge contained in a Guarantee, Charge and Deposit Document dated [•] between the Chargor and the Original Lender, the Chargor has charged in favour of the Original Lender, by way of first fixed charge, and assigned to the Original Lender (subject to a provision for re-assignment) all its present and future right, title and interest in and to the account with you specified below (the "Charged Account") including all moneys which may at any time be standing to the credit of or accrued or accruing on the Charged Account.

Name of Account                                                                            Account Number
●                                                                                                      ●

2.	Accordingly, until you receive instructions from the Original Lender to the contrary:

(a)	all rights, powers and discretions of the Chargor in relation to the Charged Account shall be exercisable solely by the Original Lender;

(b)	no moneys may be released from the Charged Account without the prior written consent of the Original Lender; and

(c)	you should apply any amount standing to the credit of or accrued or accruing on the Charged Account as directed from time to time by the Original Lender.

3.
You are hereby authorised by the Chargor to and pursuant to such authorisation you hereby agree to disclose to the Original Lender such information relating to the Charged Account as the Original Lender may from time to time request.

4.	You agree that you do not have and will not claim or exercise any Security interest in, set-off, counterclaim or other rights in respect of, the Charged Account.

5.	This authority and instruction is irrevocable without the prior written consent of the Original Lender.

Please acknowledge receipt of this Notice of Charge and Assignment, and confirm that you will pay all moneys as directed by or pursuant to this Notice of Charge and Assignment and will comply with the other provisions of this Notice of Charge and Assignment, by signing the acknowledgment on the attached copy of this Notice of Charge and Assignment and returning that copy to the Original Lender at [•], marked for the attention of [•].

For and on behalf of	For and on behalf of
DBS BANK LTD.	Numonyx B.V.
as Original Lender	as Chargor

[On duplicate]

We acknowledge receipt of the Notice of Charge and Assignment of which this is a copy and agree to comply with its terms. We confirm that we have not received any other notice of assignment or notice that any other person claims any rights in respect of the Charged Account. In addition we:

(a)	irrevocably and unconditionally agree not to claim or exercise any security interest in, set-off, counterclaim or other rights in respect of the Charged Account; and

(b)
agree to pay interest on the moneys deposited in the Charged Account in accordance with Clause 4.7 (Interest) of the Guarantee, Charge and Deposit Document referred to in the Notice of Charge and Assignment or otherwise as agreed between yourselves and ourselves.

For and on behalf of
DBS BANK LTD.

Date: ______________________________

In witness whereof the parties hereto have executed this Deed on the date stated at the beginning.

The Chargor
SIGNED, SEALED AND DELIVERED
by Tonnie Beier
and Jan Sebastiaan Donner	/s/ Tonnie Beier
as attorneys for and on behalf of	Signature of attorney
Numonyx B.V.	attorney for Tom Laws under a power
in the presence of:	of attorney dated 24 August 2010

/s/ Jan Sebastiaan Donner
Signature of attorney
Director B
/s/ Tjalling Huisman
Signature of Witness
Name: Tjalling Huisman

Address:                    A-ONE Biz Center, Route de l'Etraz, Rolle 1180, Switzerland
Fax no.:                      +41 21 822 3703
Attention:                  General Counsel

The Original Lender
SIGNED, SEALED AND DELIVERED
by Stephen Ho Chiming
as attorney for and on behalf of
DBS Bank Ltd.
in the presence of:	/s/ Stephen Ho Chiming
Signature of attorney
/s/ Soon Su Long
Signature of Witness
Name: Soon Su Long

Correspondence Details for DBS Bank Ltd.:

Address:	6 Shenton Way #38-00
DBS Building Tower One
Singapore 068809

Fax no.:	+65 6323 5410

Attention:	Mr Soon Su Long / Ms Vivien Lee / Ms Lynn Ng
Institutional Banking Group
Communications, Media and Technology

For Structured Finance contact/correspondence details, please use:

Address:	6 Shenton Way
DBS Building Tower Two
Level 34
Singapore 068809

Attention:	Mr Simon Tan / Mr Colin Chen
Structured Debt Solutions
Global Financial Markets

For Corporate Advisory contact/correspondence details, please use:

Address:	6 Shenton Way
DBS Building Tower Two
Level 34
Singapore 068809

Attention:	Ms Rebekah Chay/Mr Teo Kang Heng
Corporate Advisory
Global Financial Markets